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                           ALL STAR GAS CORPORATION
                  (formerly known as Empire Gas Corporation)

                               Offer to Exchange
                                All Outstanding
                      12 7/8% Senior Secured Notes due 2000
                              CUSIP No. 291714AC7
                          of All Star Gas Corporation
                  ($50,880,000 Principal Amount Outstanding)
                     For 11% Senior Secured Notes due 2003

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 THIS OFFER WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON DECEMBER 1,
 2000, UNLESS EXTENDED (THE "EXPIRATION DATE"). HOLDERS OF NOTES (AS DEFINED BELOW) MUST TENDER THEIR NOTES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE OFFER CONSIDERATION (AS DEFINED BELOW). TENDERED NOTES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE.
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To Our Clients:                                       November 2, 2000

     Enclosed for your consideration is an Offer to Exchange (the "Offer to Exchange") and a form of Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Exchange, the "Offer"), relating to the offer by All Star Gas Corporation (formerly Empire Gas Corporation), a Missouri corporation ("All Star" or the "Company"), to exchange an aggregate principal amount of up to $50,880,000 of its 11% Senior Secured Notes due 2003 (the "New Notes" or "Offer Consideration") for a like principal amount of its issued and outstanding 12 7/8% Senior Secured Notes due 2000 (the "Old Notes" or "Notes").

     This material relating to the Offer is being forwarded to you as the beneficial owner of Notes carried by us for your account or benefit but not registered in your name. A tender of any Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, All Star urges beneficial owners of Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominees to contact such registered Holder promptly if they wish to tender Notes pursuant to the Offer.

     Accordingly, we request instructions as to whether you wish us to tender with respect to any or all of the Notes held by us for your account. We urge you to read carefully the Offer to Exchange, the Letter of Transmittal, and the other materials provided herewith before instructing us to tender your Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Notes on your behalf in accordance with the provisions of the Offer. The Offer will expire at 5:00 p.m., Eastern Standard time, on December 1, 2000, unless extended. Tenders of Notes pursuant to the Offer may be withdrawn at any time prior to the Expiration Date.

     All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

     Your attention is directed to the following:

     1. The Offer is for all Notes that are outstanding.

     2. If you desire to tender your Notes pursuant to the Offer and receive the Offer Consideration, we must receive your instructions in ample time to permit us to effect a tender of Notes on your behalf on or prior to 5:00 p.m., Eastern Standard time, on the Expiration Date.
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     3. All Star's obligation to accept for exchange pursuant to the Offer is subject to certain conditions set forth in the Offer to Exchange under the caption "THE EXCHANGE OFFER -- Conditions to the Exchange Offer," including (a) there having been validly tendered (and not withdrawn) prior to the Expiration Date 100% aggregate principal amount of the Notes outstanding and not owned by All Star and its affiliates (the "Minimum Tender Condition"), and (b) satisfaction of the other conditions in the Offer to Exchange.

     4. Any transfer taxes incident to the transfer of Notes from the tendering Holder to All Star will be paid by All Star, except as provided in the Offer to Exchange and the instructions to the Letter of Transmittal.

     If you wish to have us tender your Notes held by us for your account or benefit pursuant to the Offer, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Notes held by us and registered in our name for your account.

     IMPORTANT: The Letter of Transmittal (or a facsimile thereof), together with Notes and all other required documents or the Notice of Guaranteed Delivery, must be received by the Exchange Agent at or prior to 5:00 p.m., Eastern Standard time, on the Expiration Date with respect to Holders wishing to receive the Offer Consideration.
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                                 INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer of All Star with respect to its Notes.

     This will instruct you to tender the principal amount of Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Offer to Exchange and the Letter of Transmittal.

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                      12 7/8% Senior Secured Notes due 2000
                    which are to be tendered unless otherwise indicated:
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
                                                       12 7/8% Senior Secured Notes due 2000
              Principal                                         are to be tendered:
                Amount                                           ("Yes" or "No")*
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                                         PLEASE SIGN HERE

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                                           Signature(s)

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                                      Name(s) (Please Print)

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                                             Address

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                                             Zip Code

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                                   Area Code and Telephone No.

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                            Tax Identification or Social Security No.

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                                    My Account Number With You

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                                               Date

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     * Unless otherwise indicated, "yes" will be assumed.